Exhibit 99.1
                                                                  ------------



Case Name: Interstate Bakeries
Corporation & All Subsidiaries             Case No: Subsidiaries 04-45814-jwv-11


                 Consolidated Monthly Operating Report Summary
                 ---------------------------------------------
              For The Four Weeks Ended and as of August 20, 2005
              --------------------------------------------------
REVENUE
-------
Gross Income                                                  $      239,485,121
Less Cost of Goods Sold                                              114,994,982
  Ingredients, Packaging & Outside Purchasing  $55,331,590
  Direct & Indirect Labor                       45,699,790
  Overhead & Production Administration          13,963,602
Gross Profit
                                                                     124,490,139
                                                                   -------------

OPERATING EXPENSES
------------------
Owner - Draws/Salaries                                    -
Selling & Delivery Employee Salaries             59,047,607
Advertising and Marketing                         3,117,926
Insurance (Property, Casualty, & Medical)        11,683,860
Payroll Taxes                                     4,976,779
Lease and Rent                                    4,166,832
Telephone and Utilities                           1,190,555
Corporate Expense (Including Salaries)            2,314,958
Other Expenses                                   31,333,510
Total Operating Expenses                                             117,832,027
                                                                 ---------------
       EBITDA                                                          6,658,112
Restructuring & Reorganization Charges            4,257,889   (i)
Depreciation and Amortization                     6,082,140
Other Income                                       (29,351)
Gain/Loss Sale of Prop                            (464,366)
Interest Expense                                  3,574,991
Operating Income (Loss)                                              (6,763,191)
Income Tax Expense (Benefit)                    (1,574,069)          -----------
Net Income (Loss)                                             $      (5,189,122)
                                                                 ===============


CURRENT ASSETS
--------------
  Accounts Receivable at end of period                        $      153,604,596
  Increase (Decrease) in Accounts
   Receivable for period                                             (9,295,150)
  Inventory at end of period                                          66,395,707
  Increase (Decrease) in Inventory for period                            619,196
  Cash at end of period                                              161,416,227
  Increase (Decrease) in Cash for period                               3,766,324
  Restricted Cash                                             (ii)    19,634,836
  Increase (Decrease) in Restricted Cash for period                       45,767

LIABILITIES
-----------
  Increase (Decrease) Liabilities Not Subject to Compromise   (iii) (37,219,566)
  Increase (Decrease) Liabilities  Subject to Compromise      (iii)   32,779,331
  Taxes payable:
       Federal Payroll Taxes                    $11,725,956
       State/Local Payroll Taxes                  3,572,868
       State Sales Taxes                          1,037,131
       Real Estate and
            Personal Property Taxes              17,021,516
       Other (see attached supplemental
            schedule)                             5,374,455
       Total Taxes Payable                                            38,731,926

See attached supplemental schedule for footnoted information.

IBC
Other Taxes Payable - Supplemental Schedule for period ended
August 20, 2005



                   Description                   Amount
                   -----------                   ------

       Use Tax                          $       1,385,483
       Accr. Franchise Tax                      1,390,681
       Other Taxes                              2,598,291

       Total Other Taxes Payable        $       5,374,455
                                          ================


(i ) Reorganization and restructuring expenses for the period include charges for professional fees of approximately $3,511,000 and key employee retention plan and restructuring bonus accruals of approximately $577,000.

(ii) Restricted cash represents cash held as collateral pursuant to IBC's debtor-in-possession financing agreement.

(iii) Liabilities totalling approximately $32,779,000 were recorded to Liabilities Subject to Compromise as the result of FY2005 year end adjustments. These adjustments included the recognition of a pre-petition liability of $6,000,000 related to a proposed settlement of a legal matter. In addition, approximately $9,629,000 of liabilities related to the Company's supplemental executive retirement plan and $17,063,000 related to domestic and income taxes payable were reclassified from liabilities not subject to compromise. See Note 5 to the attached explanatory notes for further information regarding the impact of the FY2005 year end adjustments.

           EXPLANATORY NOTES TO THE INTERSTATE BAKERIES CORPORATION
                     CONSOLIDATED MONTHLY OPERATING REPORT
                          DATED AS OF AUGUST 20, 2005


1. This consolidated Monthly Operating Report (MOR), reflecting results for the four-week period ended August 20, 2005 and balances of and period changes (including year end adjustments reflected after the preparation of the May 28, 2005 MOR) in certain of the Company's accounts as of August 20, 2005, is preliminary, unaudited and subject to material change prior to the filing of the Company's fiscal 2004 and 2005 Annual Reports on Form 10-K and the fiscal 2005 and 2006 quarterly Form 10-Qs with the Securities and Exchange Commission (SEC). This MOR is being provided to the Bankruptcy Court and the U.S. Trustee pursuant to requirements under Local Rule 2015-2 C.

2. This MOR is not audited and will not be subject to audit or review by our external auditors on a stand-alone basis at any time in the future. This MOR reflects certain quarter end and year end adjustments that are generally recorded upon review of major accounts prior to the end of each quarter and annual SEC filing period. In addition, items included in these results for the period ended August 20, 2005 may relate to different periods or fiscal years and such items may be reflected in different quarters and fiscal years when the Company files its fiscal 2004 and 2005 annual Form 10-Ks and its fiscal 2005 and 2006 quarterly Form 10-Qs.

3. This MOR is not prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) with regard to the following items (which list is not purported to be inclusive of every reason for non-GAAP compliance of this report):

     a. The Company has not completed the process of reconciling and identifying its pre and post-petition liabilities and those liabilities that will be subject to compromise. As such, liabilities classified as subject to compromise may change materially in future reports.

     b. This MOR does not reflect non-cash asset valuation charges that may be required under GAAP due to financial circumstances leading to the Company's bankruptcy filing on September 22, 2004 and our restructuring activities undertaken during fiscal 2005 and 2006. We anticipate material impairment to our goodwill and we may also be required to reflect significant impairment charges related to our intangibles, namely trademarks and trade names, as well as to our income tax assets, property, plant and equipment and other operating assets.

     c. This MOR does not include certain financial statements and explanatory footnotes, including disclosures required under GAAP.

     d. This MOR is presented in a format providing information required under local rule and incorporating measurements used for internal operating purposes, rather than a GAAP-based SEC reporting format.

     e. Certain items related to results presented herein are under research and may impact results presented in prior or future monthly reports. This MOR, as presented, may not be revised or corrected for such changes/adjustments. In addition, as described above, the MOR reflects certain quarterly and year end adjustments which may relate partially or fully to other periods.

4. The Company has not yet completed the preparation of its year end fiscal 2004 or fiscal 2005 financial statements and further work on these financials could impact fiscal 2006 results as presented.

5. During the period ended August 20, 2005 the Company identified and recorded certain preliminary prior period adjustments. These adjustments, which reduced the Company's fiscal 2005 retained earnings by approximately $4.6 million and are not reflected in either the results of MORs filed in prior periods or the current MOR, included the following significant items:

                                                                   (In millions)
    Proposed settlement of a legal matter                             $(8.0)
    Charge related to the suspension of the supplemental
         executive retirement plan (SERP)                              (6.5)
    Adjustment of benefit plan liabilities                              5.4
    Adjustment of reserve for environmental matters                    (2.0)
    Obsolete inventory write-off                                       (0.6)
    Restructuring credit due to benefit plan curtailment                4.3
    Related income tax effect                                           2.8
                                                                       ----
    Net reduction in retained earnings                                $(4.6)
                                                                       =====

    As noted above, such preliminary adjustments as presented are not final and are subject to material change. The Company's results presented in its fiscal 2004 and 2005 Annual Reports on Form 10-K, once finalized, will reflect these adjustments.